CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the registration statement of Top Air Manufacturing, Inc. on Form S-8 (Registration No. 33-74378) of our report dated July 27, 1998 with respect to the financial statements of Top Air Manufacturing, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998.



                                   /s/ McGLADREY & PULLEN, L.L.P.



Waterloo, Iowa
August 28, 1998